Exhibit 10.21

Execution Copy

Confidential

LANTHEUS MI HOLDINGS, INC.

2008 EQUITY INCENTIVE PLAN

OPTION GRANT AWARD AGREEMENT

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TABLE OF CONTENTS

(continued)

EXHIBIT A	INVESTMENT REPRESENTATIONS AND WARRANTIES

EXHIBIT B	SHARE POWER

EXHIBIT C	JOINDER AGREEMENT

EXHIBIT D	IRREVOCABLE PROXY

SCHEDULE A	VESTING OF TIME OPTIONS

SCHEDULE B	VESTING OF EBITDA OPTIONS

SCHEDULE C	LIQUIDITY EVENT VESTING TARGETS

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FORM OF

LANTHEUS MI HOLDINGS, INC.

2008 EQUITY INCENTIVE PLAN

OPTION GRANT AWARD AGREEMENT

GRANT TO:  [Name of Grantee]

THIS AGREEMENT (this “Agreement”) is made as of [  ], 2008 (the “Grant Date”), between Lantheus MI Holdings, Inc., a Delaware corporation (the “Company”), and [Name of Grantee], who is an employee of the Company or one of its Subsidiaries (the “Grantee”).  Capitalized terms, unless defined in Section 10 or a prior section of this Agreement, shall have the same meanings as in the Plan (as defined below).

WHEREAS, in connection with the Grantee’s employment with the Company or one of its Subsidiaries, the Company desires to grant to the Grantee options to purchase a certain number of shares of Common Stock, par value $0.001, of the Company (“Options”) on the date hereof pursuant to the terms and conditions of this Agreement and the Company’s 2008 Equity Incentive Plan (the “Plan”).

WHEREAS, the Board has determined that it would be to the advantage, and in the best interest, of the Company and its shareholders to grant the Options provided for herein to the Grantee as an incentive for increased efforts during his or her employment with the Company or one of its Subsidiaries.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.                            GRANT OF OPTIONS AWARD

(a)                                  Grant.  Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants to the Grantee the following:

(i)                                     [50% of total Options granted to Grantee] Options, which will be earned based on time (the “Time Options”); and

(ii)                                  [50% of total Options granted to Grantee] Options, which will be earned based on achievement of certain annual performance goals (the “EBITDA Options”);

(b)                                 Plan.  The foregoing awards are granted under the Plan, which is incorporated herein by this reference and made a part of this Agreement.

(c)                                  No Rights as Stockholder.  It shall be understood that none of the terms contained herein grant to the Grantee any rights as a stockholder, and the Grantee shall not have any such rights unless and until the Grantee receives Incentive Shares in connection with the exercise of Options in accordance with the terms hereunder.

(d)                                 Confidentiality, IP Assignment, Non-Compete and Non-Solicit Agreement.  Unless such Grantee is already a party to a Restrictive Agreement with the Company or any of its subsidiaries including without limitation, Lantheus Medical Imaging, Inc., it is a condition to the effectiveness of the Options and the obligation of the Company to issue any Shares hereunder that the Grantee shall have executed, on or prior to the date hereof, a confidentiality, intellectual property assignment, non-compete and non-solicitation agreement in form and substance satisfactory to the Company (the “Restrictive Agreement”).

SECTION 2.                            RIGHT TO EXERCISE; VESTING

(a)                                  Vesting.  Subject to the provisions of this Agreement, the following Options shall vest as follows:

(i)                                     the Time Options shall vest in accordance with the provisions and terms of Schedule A; and

(ii)                                  the EBITDA Options shall vest in accordance with the provisions and terms of Schedule B.

(b)                                 Effect of Vesting.   For each vested Option the Grantee may exercise such Option for one share of the Company’s Common Stock.

SECTION 3.                            EXERCISE PROCEDURES

(a)                                  Notice of Exercise.  The Grantee may exercise its Options prior to its expiration as set forth in Section 6 to the extent they are vested by giving written notice to the Company in form and substance reasonably satisfactory to the Company (such notice, a “Notice of Exercise”) specifying the election to exercise such Options, the number of vested Options which are being exercised and the form of payment.  The Notice of Exercise shall be signed by the Grantee.  The Grantee shall deliver to the Company, at the time of the Notice of Exercise, payment in a form permissible under Section 4 for the full amount of the Exercise Price.

(b)                                 Issuance of Shares.  After receiving a properly completed and executed Notice of Exercise and, payment for the full amount of the Exercise Price as required by Section 3(a) and, if applicable, an executed Joinder Agreement to the Employee Shareholders’ Agreement as required by Section 3(d), and an Irrevocable Proxy as required by Section 3(e), the Company shall cause to be issued a certificate or certificates for the Incentive Shares (as defined below), registered in the name of the Grantee (or in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship), provided that as a condition to the issuance of Incentive Shares hereunder, the Grantee shall make, as of the time of issuance of such Incentive Shares, representations and warranties in a form satisfactory to the Company and substantially similar to those contained in Exhibit A.  In connection with any exercise of this option, the Person exercising this option shall deliver to the Company a duly executed blank share power in the form attached hereto as Exhibit B.  The date of the issuance of the Incentive Shares by the Company to the Grantee, the “Exercise Date.”

(c)                                  Withholding Requirements.  The Company may withhold any tax (or other governmental obligation) required to be withheld in connection with the exercise of the

Option, and as a condition to the settlement of any or exercise of the Option.  Such withholding may be made from any source (including any salary or other compensation payable to the Grantee), and the Grantee shall make arrangements satisfactory to the Company to enable it to satisfy all such withholding requirements as a condition to the exercise of the Option (including by remitting to the Company an amount in cash sufficient to satisfy the withholding obligation).  For the avoidance of doubt, the Company will not withhold any amounts greater than the statutory minimum.

(d)                                 Joinder Agreement.  At the time of the Notice of Exercise, if the Grantee is not then party to the Employee Shareholders’ Agreement, the Grantee shall be required to execute a Joinder Agreement to the Employee Shareholders’ Agreement and become a party thereto prior to or concurrent with such exercise.  If the Grantee fails to execute the Joinder Agreement at or prior to the time of the Notice of Exercise, such exercise shall be ineffective and, without further notice, be deemed null and void.

(e)                                  Irrevocable Proxy.  At the time of the Notice of Exercise, if the Grantee has not then executed an Irrevocable Proxy, the Grantee is also required to execute an Irrevocable Proxy.  If the Grantee fails to execute the Irrevocable Proxy at or prior to the time of the Notice of Exercise, such exercise shall be ineffective and, without further notice, be deemed null and void.

SECTION 4.                            PAYMENT OF EXERCISE PRICE

(a)                                  Cash or Check.  In connection with an exercise of the Option, all or part of the Exercise Price may be paid in cash or by check.

(b)                                 Net Exercise.  Notwithstanding anything in this Agreement to the contrary, in connection with an exercise of the Option, all or part of the Exercise Price may be paid by reducing the number of Shares being purchased pursuant to such exercise by the number of such Shares having a Fair Market Value equal to the Exercise Price.

(c)                                  Other Methods of Payment for Shares.  At the sole discretion of the Board, all or any part of the Exercise Price and any applicable withholding requirements may be paid by any other method permissible at the time under the terms of the Plan.

SECTION 5.                            SECURITIES LAW ISSUES, TRANSFER RESTRICTIONS

(a)                                  Grantee Acknowledgements and Representations.  The Grantee understands and agrees that:  (x) the Options have not been registered under the Securities Act, (y) the Options are restricted securities under the Securities Act and (z) the Options may not be resold or transferred unless they are first registered under the Securities Act or unless an exemption from such registration is available.  The Grantee hereby makes the representations and warranties set forth in Exhibit A hereto.

(b)                                 No Registration Rights.  The Company may, but shall not be obligated to, register or qualify the issuance of Incentive Shares to the Grantee, or the resale of any such Incentive Shares by the Grantee under the Securities Act or any other applicable law.

(c)                                  Transfers.  No Option shall be transferable to any Person for any reason. Any attempt to Transfer any Option shall be null and void and have no force or effect, and the Company shall not, and shall cause any transfer agent not to, give any effect in such entity’s share records to such attempted Transfer.  Any Incentive Shares shall be subject to the restrictions on Transfer as set forth in the Employee Shareholders’ Agreement.  Unless otherwise permitted pursuant to the Employee Shareholders’ Agreement, the Grantee shall not Transfer any Incentive Shares (y) except in compliance with the provisions of the Employee Shareholders’ Agreement, and (z) unless the transferee shall have agreed in writing to be bound by the terms of this Agreement in a manner acceptable to the Board and otherwise acknowledging that such Incentive Shares are subject to the restrictions set forth in this Agreement.  Any attempt to Transfer any Incentive Shares not in compliance with this Agreement shall be null and void and have no force or effect, and the Company shall not, and shall cause any transfer agent not to, give any effect in such entity’s share records to such attempted Transfer. The Grantee acknowledges that the transfer restrictions contained in this Agreement are reasonable and in the best interests of the Company.

SECTION 6.                            TERM OF GRANT; EXPIRATION OF VESTED AND UNVESTED OPTIONS

(a)                                  Term of Grant.  The Options granted pursuant to this Agreement shall expire, terminate and be cancelled 10 years from the Closing Date, unless such Options have expired, terminated and been cancelled earlier as set forth herein.

(b)                                 Expiration of Vested Options Following Termination.  Upon the Grantee ceasing to be employed by the Company or one of its Subsidiaries (a “Terminated Grantee” and, the date of such termination, the “Termination Date”) for any reason, the following shall apply:

(i)                                     if the Terminated Grantee resigns or otherwise terminates his or her employment with the Company or one of its Subsidiaries, the Terminated Grantee or his or her Permitted Transferees shall have 45 days from the Termination Date to exercise any Options that have vested as of the Termination Date (otherwise, as of the end of such 45-day period, such Options shall be cancelled, terminated and forfeited in all respects);

(ii)                                  if the Terminated Grantee is terminated by the Company or one of its Subsidiaries without Cause, the Terminated Grantee or his or her Permitted Transferees shall have 60 days from the Termination Date to exercise any Options that have vested as of the Termination Date (otherwise, as of the end of such 60-day period, such Options shall be cancelled, terminated and forfeited in all respects);

(iii)                               if the Terminated Grantee is terminated by the Company or one of its Subsidiaries for Cause, all Options that have vested as of the Termination Date shall be cancelled, terminated and forfeited in all respects as of the Termination Date; and

(iv)                              if the termination is due to the Terminated Grantee’s death, Disability, the Terminated Grantee or his or her legal representative or Permitted Transferees shall have one year from the Termination Date to exercise any Options that have vested as of the Termination Date (otherwise such Options, as of the end of such one-year period, shall be cancelled, terminated and forfeited in all respects).

(c)                                  Expiration of Unvested Options Following Termination.  Any Options that are unvested as of the Termination Date shall expire and terminate in all respects as of such date, and shall be forfeited by the Grantee or his or her Permitted Transferees.

SECTION 7.                            PUT RIGHT AND CALL RIGHT UPON TERMINATION OF EMPLOYMENT

Upon the termination of the Grantee’s employment with the Company or any of its Subsidiaries, the Grantee or his or her Permitted Transferees shall have the right to exercise the Put Right following such termination due to his or her death or Disability, and the Company, or any Avista Investors designated thereby, shall have the right to exercise the Call Right following such termination for any reason, in each case, pursuant to the terms and conditions set forth in the Employee Shareholders’ Agreement.

SECTION 8.                            ADJUSTMENT OF SHARES

In the event of a Recapitalization (as defined in the Plan), the terms of this Agreement (including, without limitation, the number and kind of Common Shares subject to this Agreement) shall be adjusted as set forth in Section 13 of the Plan.  In the event that the Company is a party to a merger or consolidation, this Agreement shall be subject to the vesting schedule set forth on Schedule C attached hereto and Section 13 of the Plan.

SECTION 9.                            MISCELLANEOUS PROVISIONS

(a)                                  No Retention Rights.  Nothing in this Agreement or in the Plan shall confer upon the Grantee any right to continue in Service or interfere with or otherwise restrict in any way the rights of the Company or any Subsidiary employing the Grantee, which rights are hereby expressly reserved by the Company and any Subsidiary employing the Grantee, to terminate the Grantee’s Service at any time and for any reason, with or without Cause.

(b)                                 Notices.  All notices, requests and other communications under this Agreement shall be in writing and shall be delivered in person (by courier or otherwise), mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, as follows:

If to the Company, to:

Lantheus MI Holdings, Inc.

331 Treble Cove Road

North Billerica, Massachusetts 01862

Attention:  General Counsel

If to the Grantee, to the address that he or she most recently provided to the Company,

or, in each case, at such other address or fax number as such party may hereafter specify for the purpose of notices hereunder by written notice to the other party hereto.  All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.  Any notice, request or other written communication sent by facsimile transmission shall be confirmed by certified or registered mail, return receipt requested, posted within one Business Day, or by personal delivery, whether by courier or otherwise, made within two Business Days after the date of such facsimile transmissions; provided that such confirmation mailing or delivery shall not affect the date of receipt, which will be the date that the facsimile successfully transmitted the notice, request or other communication.

(c)                                  Entire Agreement.  This Agreement and the Plan, together with the Employee Shareholders’ Agreement, the Grantee’s employment agreement, if any, and the other agreements referred to herein and therein and any schedules, exhibits and other documents referred to herein or therein, constitute the entire agreement and understanding among the parties hereto in respect of the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, among the parties hereto, or between any of them, with respect to the subject matter hereof and thereof.

(d)                                 Amendment; Waiver.  No amendment or modification of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Grantee, except that the Company may amend or modify the Agreement without the Grantee’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement.  Notwithstanding the foregoing, following the First Public Offering and to the extent that the Avista Investors hold, in the aggregate, at least 10% of the outstanding Shares, the Company shall not amend, modify or waive the requirements of Section 3(d) hereof without the prior written consent of the Avista Investors.  The failure of the Company in any instance to exercise the Call Option shall not constitute a waiver of any other rights that may subsequently arise under the provisions of this Agreement or any other agreement between the Company and the Grantee.  No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.  Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

(e)                                  Assignment.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Grantee except pursuant to a Transfer in accordance with the provisions of this Agreement.

(f)                                    Successors and Assigns; No Third Party Beneficiaries.  This Agreement shall inure to the benefit of and be binding upon the Company and the Grantee and their respective heirs, successors, legal representatives and permitted assigns.  Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Company and the Grantee, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(g)                                 Governing Law; Venue.  All issues concerning the relative rights of the Company and any Grantee with respect to each other shall be governed by the laws of the State of Delaware.  All other issues concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed entirely within such state, without regard to the conflicts of laws rules of such state.  Any legal action or proceeding with respect to the Agreement shall be brought in the courts of the United States for the Southern District of New York.

(h)                                 Waiver of Jury Trial.  The Grantee hereby irrevocably waives all right of trial by jury in any legal action or proceeding (including counterclaims) relating to or arising out of or in connection with this Agreement or any of the transactions or relationships hereby contemplated or otherwise in connection with the enforcement of any rights or obligations hereunder.

(i)                                     Interpretation.  Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation apply:

Headings.  The division of this Agreement into Sections and other subdivisions and the insertion of headings are for convenience of reference only and do not alter the meaning of, or affect the construction or interpretation of, this Agreement.

Section References.  Unless otherwise specified, all references in this Agreement to any “Section” are to the corresponding Section of this Agreement.

Schedules/Exhibits.  Any capitalized terms used in any Schedule or Exhibit to this Agreement but are not otherwise defined therein have the meanings set forth in this Agreement.

(j)                                     Severability.  If any provision of this Agreement is invalid, illegal, or incapable of being enforced by any law, all other provisions of this Agreement remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party.  If any provision of this Agreement is held to be invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

(k)                                  Counterparts.  The parties may execute this Agreement in one or more counterparts, each of which constitutes an original and all of which collectively constitute one and the same instrument.  The signatures of all the parties need not appear on the same counterpart.

(l)                                     Grantee Undertaking.  The Grantee agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to carry out or effect one or more of the obligations or restrictions imposed on either the Grantee or upon the Options or any Incentive Shares pursuant to the provisions of this Agreement.

(m)                               Plan; Employee Shareholders’ Agreement.  The Grantee acknowledges and understands that material definitions and provisions concerning the Options or any Incentive Shares and the Grantee’s rights and obligations with respect thereto are set forth in the Plan and the Employee Shareholders’ Agreement, and that, upon the exercise of any Options, such Incentive Shares will be subject to the terms of the Employee Shareholders’ Agreement, to the extent then applicable.  The Grantee has had the opportunity to retain counsel, and has read carefully, and understands, the provisions of such documents.

SECTION 10.                                                                     DEFINITIONS

(a)                                  “Affiliate” means, with respect to any specified Person, (a) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise); provided, however, that neither the Company nor any of its Subsidiaries shall be deemed an Affiliate of any of the Employee Shareholders (as such term is defined in the Employee Shareholders’ Agreement) and vice versa, and (b) if such specified Person is an investment fund, any other investment fund the primary investment advisor to which is the primary investment advisor to such specified Person.

(b)                                 “Avista Investors” means Avista Capital Partners, LP and Avista Capital Partners (Offshore), LP, ACP-Lantern Co-Invest, LLC or any of their Permitted Transferees.

(c)                                  “Board” means the Board of Directors of the Company, as constituted from time to time.

(d)                                 “Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

(e)                                  “Call Option” has the meaning ascribed to such term in the Employee Shareholders’ Agreement.

(f)                                    “Cause” means, with respect to the Grantee, “Cause” as defined in the employment agreement, if any, by and between the Company or any of its Subsidiaries and the Grantee or, if not so defined:

(i)                                     the Grantee’s breach of any fiduciary duty or legal or contractual obligation to the Company or any of its Affiliates, or to the Company’s direct or indirect equity holders;

(ii)                                  the Grantee’s failure to follow the reasonable instructions of the Board or the Grantee’s direct supervisor, which breach, if curable, is not cured within 10 Business Days after notice to the Grantee or, if cured, recurs within 180 days;

(iii)                               the Grantee’s gross negligence, willful misconduct, fraud, insubordination, acts of dishonesty or conflict of interest relating to the Company or any of its Affiliates; or

(iv)                              the Grantee’s commission of any misdemeanor relating to the affairs of the Company or any of its Affiliates or any felony.

(g)                                 “Change of Control” means, (a) any transaction or series of related transactions, in which, after giving effect to such transaction or transactions any “person” or “group” (as such terms are used in Section 13(d) of the Exchange Act), other than by a “person” which is an Avista Investor or by a “group” in which an Avista Investor is a member acquires, directly or indirectly, in excess of 50% of the voting securities of a Person, or (b) the sale, lease or other disposition of all or substantially all of the assets any “person” or “group” (as such terms are used in Section 13(d) of the Exchange Act), which shall include with respect to the Company, the Company and its Subsidiaries on a consolidated basis (including securities of the Company’s directly or indirectly owned Subsidiaries), other than by a “person” which is an Avista Investor or by a “group” in which an Avista Investor is a member, to a Person that is not an Affiliate of such Person.

(h)                                 “Common Stock” means the voting common stock of the Company, and any stock into which such Common Stock may hereafter be converted, changed, reclassified or exchanged.

(i)                                     “Closing” or “Closing Date” means January 8, 2008.

(j)                                     “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

(k)                                  “Disability” means, with respect to the Grantee, “Disability” as defined in the employment agreement, if any, by and between the Company or any of its Subsidiaries and the Grantee or, if not so defined, any physical or mental illness, injury or infirmity which prevents and/or is reasonably likely to prevent the Grantee from performing the Grantee’s essential job functions for a period of (i) 90 consecutive calendar days or (ii) an aggregate of 120 calendar days out of any consecutive 12 month period.

(l)                                     “Employee” means any individual who is a common-law employee of the Company or a Subsidiary thereof.

(m)                               “Employee Shareholders’ Agreement” means that certain Employee Shareholders’ Agreement to be dated May 8, 2008 by and among the Company and the other parties thereto from time to time (as the same shall be amended, modified or supplemented from time to time).

(n)                                 “Exercise Price” means $[FMV], subject to appropriate adjustment as may be determined by the Board from time to time.

(o)                                 “Fair Market Value” with respect to a share of stock of the Company, means, in the event that such shares are listed on an established U.S. exchange or through The NASDAQ Global Market or any established over-the-counter trading system, the average of the closing prices of such shares on such exchange if listed or, if not so listed, the average bid and asked price of such shares reported on The NASDAQ Global Market or any established over-the-counter trading system on which prices for such shares are quoted, in each case, for a period of 20 trading days prior to such date of determination, or (ii) if such shares are not publicly traded, a good faith determination by the Board through a reasonable application of a reasonable valuation method.  Such determination shall be conclusive and binding on all persons.

(p)                                 “First Public Offering” means the first underwritten public offering after the Closing Date of the Shares pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form.

(q)                                 “Irrevocable Proxy” means the Irrevocable Proxy in the form attached as Exhibit C hereto.

(p)                                 “Incentive Shares” means any Shares issued pursuant to the exercise of any Option in accordance with the terms of this Agreement.

(q)                                 “Joinder Agreement” means an agreement substantially in the form of Exhibit C attached hereto, pursuant to which the Grantee shall become a party to the Employee Shareholders’ Agreement and subject to all of the rights, restrictions and obligations contained therein.

(r)                                    “Permitted Transferee” means (i) any executor, administrator or testamentary trustee of the Grantee’s estate if the Grantee dies, (ii) any transferee receiving Shares owned by the Grantee by will, intestacy laws or the laws of descent or survivorship, and (iii) any trustee of a trust (including an inter vivos trust) of which there are no principal beneficiaries other than the Grantee or one or more lineal descendents, siblings or parents of the Grantee or one or more lineal descendents of any siblings of the Grantee.

(s)                                  “Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

(t)                                    “Put Option” has the meaning ascribed to such term in the Employee Shareholders’ Agreement.

(u)                                 “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(v)                                 “Service” means service as an Employee.

(w)                               “Share(s)” means a share(s) of Common Stock of the Company.

(x)                                   “Subsidiary” means, with respect to the Company, any other Person in which the Company, directly or indirectly through one or more Affiliates or otherwise, beneficially owns at least 50% of either the ownership interest (determined by equity or economic interests) in, or the voting control of, such other Person.

(z)                                   “Transfer” means, with respect to any securities (including the Shares and the Options), (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such securities or any participation or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of such securities or any participation or interest therein or any agreement or commitment to do any of the foregoing.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

LANTHEUS MI HOLDINGS, INC.

By:
	Name:	[ ]
	Title:	[ ]

[Name of Grantee]

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